UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2009
The Timken Company
(Exact Name of Registrant as Specified in Charter)

Ohio	1-1169	34-0577130

(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(330) 438-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 31, 2009, The Timken Company (the “Company”) and JTEKT Corporation (the “Purchaser”) completed the sale of the Company’s needle roller bearing business (the “Business”) pursuant to the Sale and Purchase Agreement dated July 29, 2009 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Purchaser has acquired the assets of the Business and the stock of certain subsidiaries of the Business. A copy of the press release announcing the completion of the Purchase is filed as Exhibit 99.1 hereto. The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as part of the Form 8-K filed by the Company on July 29, 2009 and is incorporated herein by reference.
     The Purchaser paid an aggregate purchase price of $330 million for the Business (which included certain receivables retained by Timken), subject to post-close working capital adjustments.
Item 9.01. Financial Statements and Exhibits.
(b)	The unaudited condensed pro forma consolidated balance sheet as of September 30, 2009 and unaudited condensed pro forma statements of consolidated income for the years ended December 31, 2008, December 31, 2007 and December 31, 2006 are included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)	Exhibits:

Number	Exhibit

99.1	Press release, dated December 31, 2009

99.2	Unaudited condensed pro forma consolidated balance sheet as of September 30, 2009 and unaudited condensed pro forma statements of consolidated income for the years ended December 31, 2008, December 31, 2007 and December 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: January 6, 2009

INDEX TO EXHIBITS

Number	Exhibit

99.1	Press release, dated December 31, 2009

99.2	Unaudited condensed pro forma consolidated balance sheet as of September 30, 2009 and unaudited condensed pro forma statements of consolidated income for the years ended December 31, 2008, December 31, 2007 and December 31, 2006

4